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                                                                  EXHIBIT 10(c)

                             CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into on April 19, 1999, by and between Power Technology, Inc., a Nevada corporation and its subsidiaries or affiliates (the "Company"), and SeaWay Trading, Inc., a Delaware corporation (the "Consultant").

         WHEREAS, the Company desires to expand, develop, and market its products and technology including, but not limited to: development, marketing, and sales of their products. In addition, the Company warrants that their proprietary technology has been realized into a working prototype.

         In addition, the Company desires to expand its marketing into the international arena, and secure overseas protection of its proprietary technology; as well as maintain a corporate representative office within the World Trade Center in Long Beach to achieve the aforementioned goals, subject to the Board of Directors approval.

         WHEREAS, the Company recognizes that the Consultant can contribute to the marketing, patenting, management, and development, of the Company.

         WHEREAS, the Company believes it to be important both to the future prosperity of the business and to the Company's general interest, to retain Consultant as consultant to the Company and have Consultant available to the Company, for consulting services in the manner and subject to the terms, covenants, and conditions, set forth herein;

         WHEREAS, in order to accomplish the foregoing, the Company and Consultant desire to enter into this Agreement, effective on April 19, 1999, to provide certain assurances as set forth herein.

         NOW THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants, and promises, contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. RETENTION. The Company hereby retains the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2. CONSULTING PERIOD. The Consulting Period shall commence on Monday, April 19, 1999, and terminate no earlier than April 30, 2001.

3. DUTIES OF CONSULTANT. During the Consulting Period, the Consultant shall use reasonable and best efforts, to perform those actions and responsibilities necessary to organize the marketing program via strategic alliances, on behalf of the Company and its subsidiaries and to assist in protecting the proprietary technology held by the Company, and international candidates for the

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marketing of the aforementioned product for the Company overseas (the
"Services").

         Consultant shall render such services diligently and to the best of its ability. Consultant shall report to Mr. Lee Balak, President. Consultant shall present various opportunities to the Company, and the Company shall be under no obligation, to accept such opportunities.

4. OTHER ACTIVITIES OF CONSULTANT. The Company recognizes that Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein. The Consultant shall provide services to other businesses and entities, other than the Company. Consultant shall be free to directly or indirectly, own, manage, operate, control, finance, acquire, invest, or participate, in the ownership, management, or otherwise with (collectively, be "Affiliated" with), any business or enterprise, engaged in any business including, but not limited to any business that is the same as, substantially similar to, or otherwise competitive with, adverse or otherwise, related to the Company. Consultant may be Affiliated with any entity, which may provide services to the Company. In the event Consultant is Affiliated with any entity which proposes to deal with the Company, Consultant shall disclose the nature of such relationship to the Company, prior to the Company making any decision, and shall obtain the approval of the Company, which approval shall be conclusively deemed granted upon written notice from Mr. Lee Balak, or his, or the Company's, designated representative. The Company hereby waives any conflict of interest that may arise from a relationship between Consultant and any entity, which Consultant is affiliated with. This Agreement may be assigned by Consultant to an entity designated by Consultant, whether Affiliated or not Affiliated with Consultant and wherever located.

5. COMPENSATION. In consideration for Consultant entering into this Agreement, the Company shall compensate consultant as follows:

         a.    MONTHLY FEES AND BENEFITS.

               i. RETAINER. The Company shall pay to Consultant, a non-refundable, monthly retainer of USD $15,000: Such fee shall be paid monthly by the Company on the first of the month.
               ii. EXPENSES. The Company shall pay all such expenses reasonably incurred during the Consulting Period by the Consultant, for business purposes related to, or in the furtherance of; the goals and objectives of the Company and/or, the provision of the Services (collectively, "Company Purposes"), including, expenses reasonably incurred with respect to the Consultant's travel (including Business Class travel for flights), meals, entertainment, and other customary and reasonable expenses, for Company Purposes. The Company shall pay such expenses directly, or upon submission of bills, receipts, and/or vouchers by the Consultant, by direct reimbursement, to the Consultant. All expenses shall be pre-approved by the Company prior to their occurrence or such non-approved expenses are not required to be paid by the Company to the Consultant.

         b. ACQUISITION AND DISPOSITION FEES. The Company shall pay to Consultant the following fees for the acquisition of merger candidates or other entities, introduced through

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         the efforts of Consultant, resulting in a merger or acquisition, in each year during the Consulting Period. Fees may be paid in cash or Common Stock, at the closing of each transaction:

               i. Six percent (6%) of the first USD $3,000,000 of gross asset value price or sale price, whichever is higher, in each year;
               ii. Five percent (5%) of the next USD $6,000,000 of gross asset value price or sale price, whichever is higher, in each year;
               iii. Four percent (4%) of the next USD $9,000,000 of gross asset value price or sale price, whichever is higher, in each year;
               iv. Three percent (3%) of the next USD $12,000,000 of gross asset value price or sale price, whichever is higher, in each year;
               v. Two percent (2%) of the next USD $15,000,000 of gross asset value price or sale price, whichever is higher, in each year;
               vi. One percent (1%) of the aggregate gross purchase and sales prices, whichever is higher, in each year, during the Consulting Period, in excess of USD$25,000,000.00, on any one year.

         All fee earned herein shall be due and payable in stock, based upon the bid price, on the day of execution, of this Agreement.

         c.       PAYMENT DATE.

                  i. All fees under section 5(b) shall be payable quarterly, when earned.

6. TERMINATION. Subject to the cure provisions contained herein, the Company may terminate the Consulting Period upon written notice. Termination shall not occur for a period of one year except for cause. Cause shall be defined as the Consultant fails to perform the duties outlined in this agreement in good faith and fails to properly service the Company's needs as reasonably expected under the implied "good faith" provisions herein 30 days written notice shall be given to the Consultant with the opportunity to cure within 30 days. Such Notice of Termination shall state specifically the facts and circumstances claimed as the basis for said Termination for the Consulting Agreement. Such notice has to be approved by a majority of the Board of Directors of the Company

               a. Not less than 15 days after receipt of the Notice of Intended Termination, Consultant shall have the opportunity to a full, complete, and fair hearing, in the presence of the majority of the Board of Directors. The Board shall present to Consultant, its reasons for the termination, including the specific actions, in action's, omissions, or other facts relied upon by the Board in making its determination that the Consultant shall have the right to rebut any evidence or allegations of wrongdoing and shall have the right to be represented by counsel of Consultant's choice, at such hearing. After such hearing, should the Board determine that this Agreement shall be terminated for Cause, it shall issue a written Final Notice of Termination to Consultant, approved by a majority of the Board of Directors, set forth in detail, the specific facts, conclusions, and findings of the Board, in

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               determining that Cause exists for the termination of this
               Agreement. The Final Notice of Termination shall be effective 30 days from the original Notice of Termination unless otherwise ordered by a majority of the Board of Directors of the Company

7.   NOTICE.   Any notice required, permitted, or desired to be given,
pursuant to any of the provisions of this Agreement, shall be deemed to have been sufficiently given or served for all purposes, if delivered in person, or sent via Certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service, to the parties at their addresses, set forth above. Copies of notices to Consultant shall be sent to the attention of the parties, at the below address. Notice to Consultant shall be sent to Consultant at the below address. Any party hereto may at any time and from time to time hereafter, change the address to which notice shall be sent hereunder, by notice to the other party given under this paragraph. The date of the giving of any notice sent via mail, shall be the day two days after the posting of the mail, except that notice of an address change shall be deemed given when received. The addresses of the parties are as follows:

TO CONSULTANT:                                   TO THE COMPANY:
SEAWAY TRADING, INC.                             POWER TECHNOLOGY, INC.
One World Trade Center suite 800                 1000 W. Bonanza Rd
Long Beach, California 90831                     Las Vegas, Nevada 89106
Telephone: 562-983-8106                          Telephone: 702-386-9144
Fax: 562-983-8124                                Fax: 702-386-9144


8. WAIVER. No course of dealing, nor, any delay on the part of either party in exercising any rights hereunder, will operate as a waiver of any rights of such party. No waiver of any default or breach of this Agreement or application of any term, covenant, or provision, hereof, shall be deemed a continuing waiver, or a waiver of any other breach, default, or the waiver of any other application of any term, covenant, or provision.

9. SUCCESSORS: BINDING AGREEMENTS. Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all, or substantially all, of the business and/or assets of the Company, the Company will require the successor, to expressly assume and agree to perform this Agreement in the same manner, and to the same extent, that the Company would be required to perform it, if no such succession had occurred. As used in this agreement, "Company" shall mean the Company has defined above and any successor to its business and/or assets, which executes and delivers the Agreement, provided for in this Section 9, or which otherwise becomes bound by all the terms and provisions of this Agreement, by operation of law. This agreement is not transferable by Consultant since it requires the specific services of Consultant without the prior written approval of the Board of Directors and the President of the Company

10. SURVIVAL OF TERMS. Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof, shall survive such termination, unless, the context requires otherwise.

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11.  COUNTERPARTS.  This agreement may be executed in two or more counterparts, each of which, shall be deemed to be an original, but all of which together, shall constitute one and the same instrument. Any signature by facsimile, shall be valid and binding, as if an original signature were delivered.

12. CAPTIONS. The caption headings in this Agreement are for convenience of reference only, and are not intended, and shall not be construed, as having any substantive effect.

13. GOVERNING LAW. This Agreement shall be governed, interpreted, and construed, in accordance with the laws of the state of California, applicable to agreements entered into and to be performed entirely therein. Any suit, action, or proceeding, with respect to this Agreement, shall be brought exclusively in the state courts of the state of Nevada, or in the federal courts of the United States, which are located in Los Angeles, California. The parties hereto, hereby agree to submit to the jurisdiction and venue of such courts, for the purposes hereof. Each party agrees that to the extent permitted by law, the losing party in a suit, action, or proceeding in connection herewith, shall pay the prevailing party, its reasonable attorney's fees, incurred in connection therewith.

14. ENTIRE AGREEMENT MODIFICATIONS. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company. This Agreement shall not be altered or modified, except in writing, duly executed by the parties hereto.

15. WARRANTY. The Company and Consultant each hereby warrant and agree, that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is valid, binding, and enforceable, against the parties hereto. The parties further agree that they shall both use good faith efforts in their performance of the covenants, conditions and obligations stated herein and any failure to do so is a material breech of this Agreement.

16. SEVERABILITY. If any term, covenant, provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the same shall not affect the remainder of such term, covenant, provision, any other terms, covenants or provisions, or any subsequent application of such term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal, or unenforceable provision, the parties hereto intend that there shall be added, as part of this Agreement, a term, covenant, or provision, as similar in terms, to such invalid, illegal, or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal, and enforceable.

         IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day an year first written above.

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SEAWAY TRADING                               POWER TECHNOLOGY, INC.

By:                                          By:
   ---------------------------------            -------------------------------
        Sardi Carrano- President                     Lee Balak - President